                                 Exhibit 10.2

                     PACIFIC CENTURY FINANCIAL CORPORATION
                   EXECUTIVE OFFICER ONE-YEAR INCENTIVE PLAN
                                  __________

                           Effective January 1, 1998


SECTION 1.     ESTABLISHMENT AND PURPOSES.
               --------------------------
          1.01 Pacific Century Financial Corporation hereby establishes the Executive Officer One-Year Incentive Plan.

          1.02 The purpose of this Plan is to advance the interests of Pacific Century Financial Corporation by (i) motivating special achievements by Eligible Employees upon whose judgment, initiative and efforts Pacific Century Financial Corporation is largely dependent for the successful conduct of its business through a compensation program emphasizing performance objectives; (ii) supplementing other compensation plans; and (iii) assisting Pacific Century Financial Corporation in retaining and attracting such employees.

          1.03 This Plan shall be effective as of January 1, 1998 and shall operate on the basis of the current Incentive Period. This Plan constitutes the current operating document for the administration of the Plan effective January 1, 1994, that was disclosed to shareholders and received shareholder approval on April 27, 1994. As such, the material terms of this Plan have been approved by shareholders for purposes of the performance-based compensation requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 2.     DEFINITIONS.
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          As used herein, the following terms shall have the following meanings unless a different meaning is plainly required in the context:

          2.01 "Board" shall mean the Board of Directors of the Holding Company.

          2.02 "Committee" shall mean the Compensation Committee of the Holding Company.

          2.03 "Contingent Award" shall mean an award to an Eligible Employee, as determined in Section 4.02, expressed as a percentage of Salary for the Incentive Period.

          2.04 "Eligible Employees" shall mean the Executive Officers of the Holding Company or of a Subsidiary (as described in Section 4.02) who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to the Holding Company or any Subsidiary, and of making substantial contributions to the success, growth and profit of the Holding Company and its Subsidiaries. Neither members of the Committee nor any member of the Board who is not an employee of the Holding Company or of a Subsidiary shall be an Eligible Employee.

          2.05  "Ending Value" shall be the amount as defined in Section 5.01.

          2.06 "Financial Performance Factor" shall mean an amount ranging from zero to 2.0, as determined by the Performance Matrix as described in Section 5 (or, in certain events, by Section 7.02 or Section 10).

          2.07 "Holding Company" shall mean Pacific Century Financial
Corporation.

          2.08 "Incentive Period", with respect to any Contingent Award, shall mean the Holding Company's fiscal year 1998.

          2.09 "Net Income" shall mean the Holding Company's consolidated net income for the Incentive Period, as reported in the annual report to shareholders (or as otherwise reported to shareholders) adjusted as described in this Section 2.09. The Holding Company's reported net income shall be adjusted for the following:

               a.   Any extraordinary or unusual gain or loss transaction,
               b.   Securities gains or losses, and
               c.   Dividends on preferred shares.

The Committee will, in its sole discretion, determine any adjustments to be made pursuant to this Section 2.09.

          2.10 "Participant" shall mean a person that the Committee, in its sole discretion, selects from among the Eligible Employees to be awarded a Contingent Award.

          2.11 "Performance Matrix" shall mean the matrix shown in Section 5 by which the Financial Performance Factor under this Plan is calculated.

          2.12 "Plan" shall mean this Executive Officer One-Year Incentive Plan, as it may be amended from time to time. The Plan constitutes the current operating document for the administration of the Plan adopted effective January 1, 1994.

          2.13 "Retirement" shall mean the termination of a Participant's employment with the Holding Company or a Subsidiary under circumstances where the Participant terminates on or after the retirement dates specified under the Holding Company's retirement plan and the Participant's withdrawal from any employment in the financial services industry in the State of Hawaii during the Incentive Period.

          2.14 "Return on Average Assets" (ROAA) shall mean Net Income (as defined in Section 2.09) of the Holding Company for the Incentive Period divided by Average Total Assets for the Incentive Period (which Average Total Assets are reported in the Holding Company's annual report to shareholders or as otherwise reported to shareholders).

          2.15 "Salary" shall mean actual base salary for the Incentive Period.

          2.16 "Subsidiary" or "Subsidiaries" shall mean any corporation(s) in which the Holding Company or any Subsidiary (as defined hereby) owns 50 percent or more of the total combined voting power of all classes of stock in such corporation.

SECTION 3.     ADMINISTRATION.
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          3.01 The Plan shall be administered by the Committee.

          3.02 The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees, Participants and any and all persons claiming under or through any Eligible Employee or Participant, unless otherwise determined by the Board.

          3.03 Any determination, decision or action of the Committee provided for in this Plan may be made or taken by action of the Board if the Board so determines with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Contingent Award. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, an Eligible Employee or a Participant shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment of the Plan.

          3.04 With respect to any Incentive Period, the Performance Matrix described in Section 5.02 may be modified by the Committee. Specifically, to measure performance of the Holding Company and to determine the Performance Matrix for any Incentive Period, the Committee may, no later than 90 days after the commencement of the Incentive Period, select from among a number of business criteria or measures, and establish specific objective numeric goals relating to those measures. The measures may include return on average equity or year-end equity, return on average of year-end assets, earnings per share, growth in earnings per share, increase in Holding Company's Common Stock price, total return to shareholders, growth in net income per employee, growth in noninterest income, control of net overhead expense, control of nonperforming loans, capital adequacy, or adequacy of loan loss reserves.

SECTION 4.     CONTINGENT AWARDS.
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          4.01 The Committee may, from time to time, in its sole discretion, award to each Participant a Contingent Award. The Committee shall cause notice to be given to each Participant of his or her selection.

          4.02 The Contingent Award shall be an amount determined by multiplying the Participant's salary by a percentage as determined by the Committee, which percentage shall be no greater than the amounts set out in the table below.

                                                 CONTINGENT AWARD
          BANK OF HAWAII OFFICERS                AS A % OF SALARY
          -----------------------                ----------------
          Chairman of the Board/CEO                    70%
          President or Vice Chairman                   50%

          4.03 In any event, the maximum payout under this Plan shall be two times the Contingent Award. For example, if the Participant has a Salary of $100,000 and the Contingent Award awarded to such Participant is 45%, the Contingent Award is $45,000. In this example, the maximum payout under this Plan is two times the Contingent Award, or $90,000.

          4.04 For any Participant, assessment of individual performance may result in a downward adjustment of the maximum award, or the entire elimination of this award. No upward adjustments based on discretion are permitted beyond the maximum award for any Participant. An adjustment under this Section 4.04 may be made prior to a final determination of the award under Section 6.


SECTION 5.     ENDING VALUE OF CONTINGENT AWARD.
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          5.01 The Ending Value of a Contingent Award shall be determined by multiplying the Contingent Award by the Financial Performance Factor (determined from the Performance Matrix in this Section 5).

          5.02 Performance Matrix:

                        ===============================================
                                FINANCIAL PERFORMANCE FACTOR
              =========================================================
     R         1.03%      1.0       1.3       1.6       1.8       2.0
              ---------------------------------------------------------
     O         0.98%      0.8       1.1       1.3       1.6       1.8
              ---------------------------------------------------------
     A         0.93%      0.5       0.8       1.1       1.4       1.6
              ---------------------------------------------------------
     A         0.88%      0.3       0.5       0.8       1.1       1.4
              ---------------------------------------------------------
               0.83%      0.0       0.3       0.5       0.8       1.1
              =========================================================
                         $130MM    $135MM    $140MM    $144MM    $148MM
                                           NET INCOME
                         ==============================================

          5.03 Interpolation shall be made on a straight line basis as calculated by the Controllers Division. Proration will still be performed if at least one of these factors is within the range indicated on the Performance Matrix. The maximum Financial Performance Factor under all circumstances is 2.000.

SECTION 6.     DETERMINATION AND PAYMENT OF AWARDS.
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          6.01 If the Ending Value as computed and adjusted in accordance with
Section 5 is zero, no payment shall be made, any Contingent Awards shall terminate and all rights thereunder shall cease.

          6.02 Subject to the provisions of Section 7 and Section 10 hereof, the Ending Value, if any, of the Contingent Award for each Participant shall be determined as per Section 5. The amount determined for each Participant shall be paid in cash in a lump sum (subject to withholding requirements, if applicable) as soon as practicable after determination thereof.

          However, a Participant may make a request, on a form approved by the Committee, for the deferral of all or part of any payment he or she may receive, provided that such request is delivered to the Human Resources Division no later than November 1 of the Incentive Period.

          The Committee may accept or reject any such request for a deferral and may determine the conditions of such deferral at the Committee's sole discretion.

SECTION 7.     TERMINATION OF EMPLOYMENT.
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          7.01 Except as otherwise provided in Section 7.02 below, if a Participant does not remain continuously in the employ of the Holding Company or a Subsidiary until the expiration of the Incentive Period with respect to any Contingent Award, such Contingent Award shall terminate and all rights thereunder shall cease.

          7.02 If the employment of a Participant with the Holding Company or a Subsidiary terminates during the Incentive Period due to his or her death, disability or Retirement, or if participation of a Participant under this Plan commences or terminates mid-term during the Incentive Period, the Committee shall determine the cash payment to be made with respect to such Participant under the following method:

           In the event of the Participant's death, disability, Retirement or mid-term termination of participation under the Plan, salary shall be the year-to-date actual salary annualized prior to the applicable event. In the event of the Participant's mid-term commencement of participation under the Plan, salary shall be the actual salary annualized subsequent to participation in the Plan. The Ending Value of the Contingent Award calculated under Sections 4, 5 and 6 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period during which Participant was an employee of the Holding Company or Subsidiary, and the denominator of which shall be 12. This calculation and the payment of any award necessarily must be paid after the termination of the Incentive Period in accordance with Section 6.02.

          7.03 Any payout to pro-rated participants who enter the Plan mid-term will be based on the number of full months of participation.

SECTION 8.     NON-TRANSFERABILITY OF CONTINGENT AWARD.
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          No Contingent Award shall be sold, assigned, transferred, encumbered, hypothecated or otherwise anticipated by a Participant, and during the lifetime of a Participant, any payment shall be payable only to the Participant. The Committee shall, if it so determines, adopt rules for the designation by a Participant of a beneficiary to receive cash payments, if any, that may become due pursuant to this Plan after the death of the Participant.

SECTION 9.     AMENDMENT OR TERMINATION OF THE PLAN.
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          The Board or the Committee, may, at any time, terminate or at any time and from time to time amend, modify or suspend this Plan provided that no such amendment, modification, suspension or termination of the Plan shall in any manner adversely affect any Contingent Award theretofore made under the Plan without the consent of the Participant.

SECTION 10.    CHANGES IN CAPITALIZATION OR CONTROL.
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          In the event of a dissolution or liquidation of the Holding Company, or a "Change in Control" of the Holding Company, the amount of cash payable with respect to any Contingent Award for an Incentive Period that will end after such event shall be determined and payable as if the Incentive Period ended on the date of such event and a Financial Performance Factor of 2.00 shall be used in calculating payments under this Plan, notwithstanding any other provisions of this Plan. All Contingent Awards shall be calculated based on the actual annualized salary for such shortened Incentive Period. The Ending Value of the Contingent Award calculated under this Section 10 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period, as adjusted under this Section 10, and the denominator of which shall be 12. The Ending Value of the Contingent Award under this
Section 10 shall be paid to such participants within ten days of the end of the shortened Incentive Period. For this purpose, a "Change in Control" of the Holding Company means any one or more of the following occurrences: (i) Any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Holding Company having 25 percent or more of the total number of votes that may be cast for the election of Directors of the Holding Company; or (ii) As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Holding Company before the transaction shall cease to constitute a majority of the Board of Directors of the Holding Company or any successor to the Holding Company.